Exhibit 99.1

MIVA, Inc.	Press Release
U.S. MIVA Investor Relations Contact Lowell Robinson Lowell.robinson@miva.com (212) 736-9151

MIVA Announces Second Quarter 2008 Results

FORT MYERS, FL. — August 11, 2008 — MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the second quarter ended June 30, 2008.

Second Quarter 2008 Results from Continuing Operations Summary:

•                  Revenue of $30.2 million in Q2 2008, compared to revenue of $32.7 million in Q1 2008. MIVA Direct, our primary traffic business, contributed 34.2% of total revenue in Q2 2008, compared to 36.9% in Q1 2008;

•                  Gross margins of 50.4% in Q2 2008, compared to 52.0% in Q1 2008;

•                  EBITDA loss of $5.2 million in Q2 2008, which included a $0.7 million non-cash compensation expense, $0.8 million in restructuring charges, and $0.2 million in litigation settlement charges, compared to an EBITDA loss of $3.7 million in Q1 2008. Q1 2008 EBITDA included $0.7 million in non-cash compensation expense and $0.1 million in restructuring charges;

•                  Adjusted EBITDA loss of $3.5 million in Q2 2008, excluding $0.7 million non-cash compensation expense, $0.8 million in restructuring charges, and $0.2 million in litigation settlement charges, compared to Adjusted EBITDA loss of $2.9 million in Q1 2008, excluding the $0.7 million in non-cash compensation expense and $0.1 million in restructuring charges; and

•                  GAAP net loss of $6.3 million or $(0.19) per basic share in Q2 2008, compared to GAAP net loss of $5.0 million or $(0.16) per basic share in Q1 2008.

“The most recent quarter has been a transitional one for our business. We are encouraged by the results of the growth initiatives that we’ve been working towards, such as the continued roll-out of our ALOT toolbar and homepage brand and the continued growth of destination sites like Spill.com.  In addition, our new MIVA Media technology platform remains on schedule for a US release in the fourth quarter of this year.”

“Over the quarter, we also announced a restructuring program that we expect to deliver $4.0 million in annualized cost savings through a 15% reduction in headcount and closure of our Italian Media operation. We are continuing to evaluate our options for the EU Media business. However, we anticipate reducing our total company ongoing operational losses, of which a majority currently reside within our EU Media operations, through possible additional restructurings across our EU operations, which could include further office closures and consolidations. We also anticipate additional corporate cost reductions. With these restructurings and continued focus on our growth initiatives, we anticipate reaching profitability in 2009,” commented Peter Corrao, Chief Executive Officer and President, MIVA.

Second Quarter Results from Continuing Operations

Revenue was $30.2 million in Q2 2008, compared to revenue of $32.7 million in Q1 2008. MIVA Direct, our primary traffic business, contributed 34.2% of total revenue in Q2 2008, compared to 36.9% in Q1 2008. MIVA Direct’s revenue declined $1.8 million from Q1 2008 to Q2 2008.

Gross margins were 50.4% in Q2 2008, compared to 52.0% in Q1 2008. Gross margins decreased due to lower consolidated revenues combined with a decrease in the higher margin revenue contributed from our MIVA Direct division.

Total operating expenses were $21.5 million in Q2 2008, compared to $22.1 million in Q1 2008. The operating expenses in Q2 2008 included non-cash compensation expense of $0.7 million, restructuring charges of $0.8 million and a one-time litigation settlement charge of $0.2 million.  The operating expenses in Q1 2008 included non-cash compensation expense of $0.7 million, and restructuring charges of approximately $0.1 million.  Adjusting for these one-time expenses, our adjusted operating expenses were approximately $20.5 million in Q2 2008 compared to adjusted Q1 2008 operating expenses of $22.0 million.

EBITDA was a loss of $5.2 million in Q2 2008, compared to an EBITDA loss of $3.7 million in Q1 2008. Q2 2008 EBITDA included the $0.7 million in non-cash compensation expense, $0.8 million in restructuring charges, and $0.2 million in litigation settlement charges.  Q1 2008 EBITDA included the $0.7 million in non-cash compensation expense and $0.1 million in restructuring charges.

Adjusted EBITDA was a loss of $3.5 million in Q2 2008, compared to Adjusted EBITDA loss of $2.9 million in Q1 2008. Q2 2008 Adjusted EBITDA loss excluded $0.7 million in non-cash compensation expense, $0.8 million in restructuring expense, and $0.2 million in litigation settlement fees.  Q1 2008 Adjusted EBITDA loss excluded $0.7 million in non-cash compensation expense and $0.1 million in restructuring charges.

GAAP net loss from continuing operations was $6.3 million or $(0.19) per basic share in Q2 2008. This compares to GAAP net loss from continuing operations of $5.0 million, or $(0.16) per basic share in Q1 2008.

Adjusted net loss from continuing operations was $3.9 million or $(0.12) per diluted share in Q2 2008, compared to Adjusted net loss from continuing operations of $3.5 million or $(0.10) per diluted share in Q1 2008. Q2 2008 Adjusted net loss excluded the $0.7 million in amortization, $0.7 million non-cash compensation expense, $0.8 million in restructuring charges, and $0.2 million in litigation settlement fees. Q1 2008 Adjusted net loss excluded $0.7 million in amortization, $0.7 million in non-cash compensation expense and $0.1 million in restructuring charges.

Cash and cash equivalents were $17.2 million at June 30, 2008, a decrease of $5.4 million from March 31, 2008 cash of $22.6 million.

As of June 30, 2008, the Company had an active base of 184 full time employees, down from 213 at March 31, 2008, and 230 at December 31, 2007. The decrease from December 31, 2007 is due primarily to the Company’s Q1 2008 and Q2 2008 restructuring plans.

Second Quarter Metrics by Business

	Revenue (Mil.)		Paid clicks (Mil.)		Gross Margin		TAC (Net)
Business	Q2’08	Q1’08	Q2’08	Q1’08	Q2’08	Q1’08	Q2’08	Q1’08
Media U.S.	$12.0	$12.2	358	399	28%	28%	65%	65%
Media E.U. (1)	$7.9	$8.4	52	58	27%	28%	64%	64%
Direct(2)	$10.3	$12.1	—	—	95%	94%	—	—
Consolidated	$30.2	$32.7	410	457	50%	52%	64%	64%

(1) MIVA Media E.U. revenues, paid clicks, gross margin and TAC adjusted for discontinued operations (Italy) for periods presented.

(2) MIVA Direct’s gross margin excludes advertising spend of $7.2 million in Q2 2008 and $7.6 million in Q1 2008, which is included in consolidated operating expenses within the marketing, sales, and service category. The total paid clicks metric does not reflect clicks generated through our MIVA-owned primary traffic business, MIVA Direct, including our toolbar products.

Business Outlook

We are forecasting 2008 revenues between $125.0 million to $130.0 million and EBITDA loss between $(8.0) million and $(12.0) million, excluding restructuring charges.  Excluding non-cash compensation expense, MIVA’s EBITDA adjusted net loss is expected to be approximately ($5.0) million to ($9.0) million.  Revenues for MIVA Direct and MIVA Media are anticipated to be below last year’s revenue.  However with the anticipated growth in ALOT and its expected higher monetization, reduced corporate expenses, and the anticipated introduction of the new platform, we expect operating performance to improve in 2009.

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on August 11, 2008, at approximately 4:30 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Lowell Robinson of MIVA, Inc. at lowell.robinson@miva.com

MIVA believes that “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. MIVA believes the use of these measures does not lessen the importance of GAAP measures. In Q4 2006 and Q1 2007, MIVA calculated Adjusted EBITDA and Adjusted net income/loss without adding non-cash compensation expense to the calculation. Beginning in Q2 2007, MIVA calculates Adjusted EBITDA and Adjusted net income/loss by adding non-cash compensation to the calculation. Adjusted EBITDA and Adjusted net income/loss amounts for Q1 2007 referred to in this press release are calculated by adding non-cash compensation expense.

About MIVA®, Inc.

MIVA, Inc. is an online advertising and media company that operates across the US and Europe. MIVA’s mission is to deliver valuable digital audiences to advertisers, which is achieved through two distinct divisions: MIVA Media, which offers Pay-Per-Click Ads across both vertical and contextual networks and MIVA Direct, which offers display and toolbar advertising solutions and focuses on the development and monetization of consumer sites.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Words or expressions such as “plan,” “intend,” “believe,” “anticipate,” “will,” “expect” or “forecast’’ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation, the potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; the risks associated with the fact that we have material weaknesses in our internal control over financial reporting that may prevent us from being able to accurately report our financial results or prevent fraud; the risk that we have in the past and may in the future incur goodwill impairment charges that materially adversely affect our earnings and our operating results; the potential that demand for our services will decrease; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; the risk that our distribution partners will use unacceptable means to obtain users or that we will need to remove traffic generated by distribution partners; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with maintaining an international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively achieve ongoing growth or return to profitability; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2007 and its most recent Form 10-Q.  MIVA undertakes no obligation to update the information contained herein.

Non-GAAP Financial Measures

This press release includes discussion of additional financial measures “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to net income/loss and net income/loss per share for the three and six months ended June 30, 2008 included in this press release is set forth below.

®Registered trademark of MIVA, Inc.  All other marks properties of their respective companies.

MIVA, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months	Three Months	Six Months	Six Months
	Ended June 30,	Ended June 30,	Ended June 30,	Ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$30,163	$38,716	$62,834	$80,959
Cost of services	14,969	18,482	30,640	38,515

Gross profit	15,194	20,234	32,194	42,444

Operating expenses
Marketing, sales, and service	10,195	12,868	21,544	25,345
General and administrative	8,197	7,167	16,900	16,149
Product development	1,370	1,570	2,524	3,295
Impairment loss on goodwill and other assets	—	14,006	—	14,006
Amortization	702	1,227	1,435	2,460
Litigation settlement	250	—	250	—
Restructuring Charges	789	22	919	3,038

Total operating expenses	21,503	36,860	43,572	64,293

Loss from operations	(6,309)	(16,626)	(11,378)	(21,849)
Interest income, net	71	53	203	211
Exchange rate gain (loss)	1	195	(50)	248

Loss before provision for income taxes	(6,237)	(16,378)	(11,225)	(21,390)

Income tax expense (benefit)	26	(36)	85	148

Loss from continuing operations	$(6,263)	$(16,342)	$(11,310)	$(21,538)

Loss from discontinued operations	(202)	(95)	(282)	(221)

Net loss	$(6,465)	$(16,437)	$(11,592)	$(21,759)

Basic loss per share
Continuing operations	$(0.19)	$(0.52)	$(0.35)	$(0.68)
Discontinued operations	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Diluted loss per share
Continuing operations	$(0.19)	$(0.52)	$(0.35)	$(0.68)
Discontinued operations	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted-average number of common shares outstanding
Basic	32,600	31,765	32,603	31,677
Diluted	32,600	31,765	32,603	31,677

MIVA, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Ended	Ended
	June 30, 2008	March 31, 2008
	(unaudited)	(unaudited)

Revenues	$30,163	$32,671
Cost of services	14,969	15,671

Gross profit	15,194	17,000

Operating expenses
Marketing, sales, and service	10,195	11,349
General and administrative	8,197	8,703
Product development	1,370	1,154
Amortization	702	733
Litigation settlement	250	—
Restructuring charges	789	130

Total operating expenses	21,503	22,069

Loss from operations	(6,309)	(5,069)
Interest income, net	71	132
Exchange rate gain (loss)	1	(51)

Loss before provision for income taxes	(6,237)	(4,988)

Income tax expense	26	59

Loss from continuing operations	$(6,263)	$(5,047)

Loss from discontinued operations	(202)	(80)

Net loss	$(6,465)	$(5,127)

Basic loss per share
Continuing operations	$(0.19)	$(0.16)
Discontinued operations	$(0.01)	$(0.00)

Diluted loss per share
Continuing operations	$(0.19)	$(0.16)
Discontinued operations	$(0.01)	$(0.00)

Weighted-average number of common shares outstanding
Basic	32,600	32,546
Diluted	32,600	32,546

MIVA, Inc.

Reconciliations to Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Additional information:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted EBITDA	$(3,482)	$1,054	$(6,340)	$2,740

Adjusted net income (loss)	$(3,862)	$100	$(7,321)	$513

Adjusted net income (loss) per share	$(0.12)	$0.00	$(0.22)	$0.02

	Three Months	Three Months
	Ended	Ended
	June 30, 2008	March 31, 2008
Additional information:	(unaudited)	(unaudited)

Adjusted EBITDA	$(3,482)	$(2,858)

Adjusted net income (loss)	$(3,862)	$(3,459)

Adjusted net income (loss) per share	$(0.12)	$(0.10)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Reconciliation of Net Income (Loss) to Adjusted EBITDA	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss from continuing operations	$(6,263)	$(16,342)	$(11,310)	$(21,538)
Interest income, net and exchange rate gain	(72)	(248)	(153)	(459)
Taxes	26	(36)	85	148
Depreciation	426	1,238	1,049	2,538
Amortization	702	1,227	1,435	2,460

EBITDA	(5,181)	(14,161)	(8,894)	(16,851)

Impairment loss on goodwill and other assets	—	14,006	—	14,006
Non-cash compensation charge	660	1,187	1,385	2,547
Litigation settlement	250	—	250	—
Restructuring Charge	789	22	919	3,038

Adjusted EBITDA	$(3,482)	$1,054	$(6,340)	$2,740

	Three Months	Three Months
	Ended	Ended
	June 30, 2008	March 31, 2008
Reconciliation of Net Loss to Adjusted EBITDA	(unaudited)	(unaudited)
Net loss from continuing operations	$(6,263)	$(5,047)
Interest income, net and exchange rate gain	(72)	(81)
Taxes	26	59
Depreciation	426	623
Amortization	702	733

EBITDA	$(5,181)	$(3,713)

Non-cash compensation charge	660	725
Litigation settlement	250	—
Restructuring Charge	789	130

Adjusted EBITDA	$(3,482)	$(2,858)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Reconciliation of Net Loss to Adjusted Net Income (Loss)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss from continuing operations	$(6,263)	$(16,342)	$(11,310)	$(21,538)
Impairment loss on goodwill and other assets	—	14,006	—	14,006
Amortization	702	1,227	1,435	2,460
Non-cash compensation charge	660	1,187	1,385	2,547
Litigation settlement	250	—	250	—
Restructuring Charge	789	22	919	3,038

Adjusted net income (loss)	$(3,862)	$100	$(7,321)	$513

Adjusted net income (loss) per share	$(0.12)	$0.00	$(0.22)	$0.02
Shares used in per share calculation - basic / (diluted*)	32,600	32,412 *	32,603	32,362 *

	Three Months	Three Months
	Ended	Ended
	June 30, 2008	March 31, 2008
Reconciliation of Net Loss to Adjusted Net Loss	(unaudited)	(unaudited)
Net loss from continuing operations	$(6,263)	$(5,047)
Amortization	702	733
Non-cash compensation charge	660	725
Litigation settlement	250	—
Restructuring Charge	789	130

Adjusted net loss	$(3,862)	$(3,459)

Adjusted net income (loss) per share	$(0.12)	$(0.10)
Shares used in per share calculation - basic	32,600	32,546

MIVA, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	June 30,	December 31,
ASSETS	2008	2007
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$17,210	$29,905
Accounts receivable, less allowance for doubtful accounts of $666 and $723, respectively	13,463	14,421
Deferred tax assets	545	751
Prepaid expenses and other current assets	1,614	2,027

TOTAL CURRENT ASSETS	32,832	47,104

Property and equipment, net	3,006	2,745
Intangible assets
Goodwill	14,743	14,743
Vendor Agreements, net	1,125	1,318
Other intangible assets, net	3,008	4,038
Other assets	716	1,109

TOTAL ASSETS	$55,430	$71,057

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$9,363	$11,957
Accrued expenses	12,507	14,844
Deferred revenue	2,801	3,427

TOTAL CURRENT LIABILITIES	$24,671	$30,228

Deferred tax liabilities long-term	545	751
Other long-term liabilities	1,277	1,237

TOTAL LIABILITIES	$26,493	$32,216

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 34,342 and 33,934, respectively; outstanding 32,603 and 32,204, respectively	34	34
Additional paid-in capital	267,105	265,721
Treasury stock; 1,739 and 1,730 shares at cost, respectively	(6,707)	(6,694)
Accumulated other comprehensive income	6,611	6,294
Deficit	(238,106)	(226,514)

TOTAL STOCKHOLDERS’ EQUITY	28,937	38,841

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,430	$71,057